Exhibit 8.1

101 South Queen Street Martinsburg, West Virginia 25401 7000 Hampton Center Morgantown, West Virginia 26505 501 Avery Street Parkersburg, West Virginia 26101	600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com	Southpointe Town Center 1800 Main Street, Suite 200 Canonsburg, Pennsylvania 15317 1217 Chapline Street Wheeling, West Virginia 26003 480 West Jubal Early Drive, Suite 130 Winchester, Virginia 22601

Telephone — (304) 347-1100 Facsimile — (304) 343-3058		E-Mail Address: www.bowlesrice.com

Summit Financial Group, Inc.

300 N. Main Street

Moorefield, West Virginia 26836

Re:	Agreement and Plan of Merger by and between Summit Financial Group, Inc. and Peoples Bankshares, Inc.

To the Board of Directors:

We have acted as counsel to Summit Financial Group, Inc., a West Virginia corporation (“Summit”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of July 24, 2018 (the “Merger Agreement”), by and between Peoples Bankshares, Inc., a West Virginia corporation (“Peoples”) and Summit. As set forth in the Merger Agreement, the parties intend the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (as defined below) and intend for the Merger Agreement to constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

At your request, we are rendering our opinions concerning material United States federal income tax matters. Unless otherwise indicated, each capitalized term has the meaning ascribed to it in the Merger Agreement. This opinion is being delivered in connection with the preparation of Summit’s Registration Statement on Form S-4, including any prospectus and proxy statement contained therein (the “Registration Statement”), that is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933. All capitalized terms that are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

In connection with this opinion, we have examined and are familiar with, and with your permission have relied upon, originals and copies, certified or otherwise identified to our satisfaction, of the (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Tax Representation Certificate from Summit to Bowles Rice LLP and Jackson Kelly PLLC, dated August 28, 2018, (iv) the Tax Representation Certificate from Peoples to Jackson Kelly PLLC and Bowles Rice LLP, dated August 28, 2018, and (v) such other documents as we deem necessary or appropriate in order to enable us to render this opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts.

Summit Financial Group, Inc.

ASSUMPTIONS

In rendering our opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the information set forth in the Registration Statement and the statements concerning the Merger in the Merger Agreement (other than the information provided in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences”) is true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (iv) all of the documents that have been executed will not be amended, and that any documents that have been presented to us but that will be executed at a later date, will be executed without any material changes, (v) the statements and representations of fact (which statements and representations of fact we have neither investigated nor verified) contained in the Tax Representation Certificates are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time, and (vi) any statements and representations made in the Tax Representation Certificates “to the best knowledge of,” or similarly qualified, are and will be true, complete and correct. If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected.

In rendering our opinion, we have considered the applicable provisions of (i) the Internal Revenue Code of 1986, as amended and as in effect on the date hereof (the “Code”), and our interpretations of the Code, (ii) the applicable Treasury Regulations promulgated under the Code and as currently in effect (the “Regulations”), (iii) current administrative interpretations by the Internal Revenue Service of the Code and the Regulations as they apply to reorganizations, and (iv) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

OPINION

Based upon and subject to the foregoing, (i) it is the opinion of Bowles Rice LLP that the Merger as structured will constitute a reorganization within the meaning of section 368(a) of the Code and (ii) we hereby confirm that the discussion contained in the Registration Statement under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER”, to the extent that such discussion relates to matters of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Merger.

Summit Financial Group, Inc.

It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. If the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, the opinions expressed in this letter may become inapplicable. These opinions reflect our best professional judgment as to the correct United States federal income tax consequences of the matters that it addresses.

Our opinion is a limited scope opinion that addresses only the issues described above. Additional issues may exist that affect the federal income tax treatment of the Merger or the parties to the Merger that are not addressed by this limited scope opinion and this opinion cannot be relied on for the purpose of avoiding tax penalties with regard to any such federal income tax issue that is not addressed herein.

This opinion letter is issued to Summit solely for the benefit of Summit and its shareholders in connection with the Merger. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be true or correct.

Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the Merger or any transaction related thereto or contemplated thereby.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name and the discussion of our opinion under the captions “SUMMARY – The Merger Is Intended to Be Tax-Free to Holders of Peoples Common Stock as to the Shares of Summit Common Stock They Receive” and “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER,” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

                                                                                  Very truly yours,

                                                                                  /s/ Bowles Rice LLP

                                                                                  BOWLES RICE LLP